EXHIBIT 10.3.5

FIRST AMENDMENT TO PLEDGE AGREEMENT

THIS FIRST AMENDMENT TO PLEDGE AGREEMENT (this “Agreement”) is made as of the 28th day of May, 2004, by and between ANALEX CORPORATION, a corporation organized under the laws of the State of Delaware, formerly known as Hadron, Inc. (the “Pledgor”) and BANK OF AMERICA, N. A., a national banking association (the “Lender”).

RECITALS

A.    The Pledgor, together with others, entered into a Pledge Agreement dated as of November 2, 2001 in favor of the Lender (the same, as amended, modified, substituted, extended, and renewed from time to time, the “Original Pledge Agreement”) pursuant to which the Pledgor assigned to the Lender the Pledged Collateral (as defined in the Original Pledge Agreement) as security for extensions of credit to be made by the Lender to Pledgor.

B.    The Pledgor has requested an increase in the credit facilities extended by the Lender, the proceeds of which shall be used, in part, for the acquisition of the stock of Beta Analytics, Incorporated.

C.    The other parties to the Original Pledge Agreement are no longer Pledgors (as defined in the Original Pledge Agreement) and therefore Pledgor and Lender believe they are not required to execute this Agreement.

D.    It is a condition precedent to Lender’s agreement to increase the credit facilities that the Pledgor execute this agreement, amending the Original Pledge Agreement.

AGREEMENTS

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, the Pledgor and the Lender agree as follows:

1.    The Pledgor and the Lender agree that the Recitals above are a part of this Agreement. Unless otherwise expressly defined in this Agreement, terms defined in the Original Pledge Agreement shall have the same meaning under this Agreement.

2.    The Pledgor represents and warrants to the Lender as follows:

(a)    Pledgor has the power and authority to execute and deliver this Agreement and perform its obligations hereunder and has taken all necessary and appropriate action to authorize the execution, delivery and performance of this Agreement;

(b)    The Original Pledge Agreement, as amended by this Agreement, and each of the other Loan Documents remains in full force and effect, and each constitutes the valid and legally binding obligation of Pledgor, enforceable in accordance with its terms;

(c)    All of Pledgor’s representations and warranties contained in the Original Pledge Agreement true and correct on and as of the date of Pledgor’s execution of this Agreement; and

(d)    No Event of Default and no event which, with notice, lapse of time or both would constitute an Event of Default, has occurred and is continuing under the Original Pledge Agreement or the other Loan Documents which has not been waived in writing by the Lender.

3.    The Original Pledge Agreement is hereby amended as follows:

(a)    Schedule 1 to the Original Pledge Agreement is hereby deleted in its entirety and Schedule 1 attached to and made a part of this Agreement is hereby inserted in place thereof.

(b)    Section 13 of the Original Pledge Agreement is hereby deleted in its entirety and the following section is inserted in place thereof:

“Section 13. Amendments; Waivers; Modifications.

This Agreement may not be amended, modified or supplemented except in writing signed by the Lender and Analex Corporation as sole Pledgor and shall be effective only to the extent set forth in such writing, Any Event of Default waived or consented to in any waiver, amendment, modification or supplement shall be deemed to be cured and not continuing to the extent and for the period set forth in such waiver or consent, but no such waiver or consent shall extend to any other or subsequent Event of Default or impair any right consequent thereto.”

4.    The Pledgor hereby issues, ratifies and confirms the representations, warranties and covenants contained in the Original Pledge Agreement, as amended hereby. The Pledgor agrees that this Agreement is not intended to and shall not cause a novation with respect to any or all of the Secured Obligations.

5.    The Pledgor acknowledges and warrants that the Lender has acted in good faith and has conducted in a commercially reasonable manner its relationships with the Pledgor in connection with this Agreement and generally in connection with the Pledge Agreement and the Secured Obligations, the Pledgor hereby waiving and releasing any claims to the contrary.

6.    The Pledgor shall pay at the time this Agreement is executed and delivered all fees, commissions, costs, charges, taxes and other expenses incurred by the Lender and its counsel in connection with this Agreement, including, but not limited to, reasonable fees and expenses of the Lender’s counsel and all recording fees, taxes and charges.

7.    This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument. The Pledgor agrees that the Lender may rely on a telecopy of any signature of the Pledgor. The Lender agrees that the Pledgor may rely on a telecopy of this Agreement executed by the Lender.

IN WITNESS WHEREOF, the Pledgor and the Lender have executed this Agreement under seal as of the date and year first written above.

WITNESS OR ATTEST:	ANALEX CORPORATION

	By:	/s/ STERLING E. PHILLIPS, JR. (Seal)
Name: Sterling E. Phillips, Jr. Title: President and CEO

WITNESS:	BANK OF AMERICA, N. A.

	By:	/s/ DIANE BAUMAN (Seal)
Name: Diane Bauman Title: Senior Vice President

SCHEDULE 1

Name of Subsidiary	Number of Shares	Certificate Number
Advanced Biosystems, Inc.	1,000	2

Sycom Services, Inc.	3,000	1

Beta Analytics, Incorporated	424 424	7A 8B

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